Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 Delaware Avenue, 8th Floor Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telephone (212) 361-2893

(Name, address and telephone number of agent for service)

JPMORGAN CHASE & CO.

(Exact name of obligor as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

Table of Additional Registrants

Exact Name of Additional Registrant, As Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification No.
Chase Capital II	Delaware	13-391851
Chase Capital III	Delaware	13-391852
Chase Capital VI	Delaware	13-3967700
J.P. Morgan Chase Capital XIII	Delaware	13-7304734
JPMorgan Chase Capital XXI	Delaware	20-6581720
JPMorgan Chase Capital XXIII	Delaware	20-6581739
BANK ONE Capital III	Delaware	74-6493815
First Chicago NBD Capital I	Delaware	80-6080526

JPMorgan Chase & Co. 270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Not Applicable

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee.*

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business.**

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

Exhibit 4.	A copy of the existing bylaws of the Trustee.***

Exhibit 5.	A copy of each Indenture referred to in Item 4. Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.**

Exhibit 7.	Report of Condition of the Trustee as of September 30, 2015, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.
**	Incorporated by reference to Exhibit 25 to registration statement on form S-3ASR, Registration Number 333-208308 filed on December 2, 2015.
***	Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 9th day of February, 2016.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of 09/30/2015

($000’s)

09/30/2015
Assets
Cash and Balances Due From Depository Institutions	$553,707
Securities	0
Federal Funds	0
Loans & Lease Financing Receivables	0
Fixed Assets	1
Intangible Assets	16,638
Other Assets	16,763

Total Assets	$587,109

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	12,843

Total Liabilities	$12,843

Equity
Common and Preferred Stock	1,000
Surplus	466,570
Undivided Profits	106,696
Minority Interest in Subsidiaries	0

Total Equity Capital	$574,266

Total Liabilities and Equity Capital	$587,109